UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCSOC/1110423v1/10036-0000

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Mr. Jacques Terblanche

Effective June 10, 2009, Auxilio, Inc. (the “Company”) appointed Jacques Terblanche to the office of President. As President Mr. Terblanche will report to the Chief Executive Officer and will be responsible for business development, continued research and development of the Company’s product offerings, and support of client operations. Mr. Terblanche is 43.

Prior to this appointment, Mr. Terblanche served as the Company’s Chief Operating Officer since December 2008 and in such capacity, oversaw Auxilio's operations and led the Company’s Solutions Group. Before joining the Company in April 2003 Mr. Terblanche was CIO of WebEv, a web event management company that pioneered and specialized in webinars in collaboration with Advanstar, Inc. From 1996 to 1997 Mr. Terblanche was VP of Information Technology for Ultimate Sales Systems, a software developer and distributor of Point of Sale software systems. Prior to joining Ultimate Sales, Mr. Terblanche was senior partner of a commercial and international law practice for 7 years. He did his undergraduate work in Economics and Accounting at the University of Pretoria and holds a Law degree from the University of South Africa.

There is no currently proposed transaction, and since the beginning of fiscal year 2008 there has not been any transaction involving the Company and Mr. Terblanche which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

Appointment of Ms. Sasha Gala

Effective June 10, 2009, the Company appointed Sasha Gala to the office of Chief Operating Officer, or COO. As COO Ms. Gala will report to the Chief Executive Officer and will be responsible for developing and directing the management of Auxilio’s customer base and operations staff. Ms. Gala joined the Company in October of 2005 as Resident Director for California Pacific Medical Center (CPMC) in San Francisco and was promoted in 2008 to Senior Vice President of West Coast Operations for the Company. Ms. Gala is 31.

Prior to joining the Company in October 2005, Ms. Gala was an associate at the law firm Atkinson, Andelson, Loya, Ruud & Romo where she assisted counsel to California public school districts and community colleges on general legal matters. There Ms. Gala focused on sexual harassment, discrimination, contract grievances and student rights and discipline. Ms. Gala graduated Magna Cum Laude from University of California, Berkeley in 2000. She earned her Juris Doctor from Chapman Law School in 2005 where she was the first woman ever to be nominated as speaker of the class. During law school, she clerked for both the Orange County District Attorney’s Office as well as the Orange County Public Defender.

Ms. Gala will be paid an annual base salary of $159,500. She will also receive the customary employee benefits paid by the Company and be eligible for commissions and an annual Incentive Compensation Plan bonus that could pay up to 10% of her base salary.

There is no currently proposed transaction, and since the beginning of fiscal year 2008 there has not been any transaction involving the Company and Ms. Gala which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date: June 12, 2009
By: /s/ Paul T. Anthony
	Name:	Paul T. Anthony
	Title:	Chief Financial Officer
Principal Financial Officer

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